As filed with the Securities and Exchange Commission on April 28, 2004

Registration No. 333-110931

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2231 Lawson Lane

Santa Clara, CA 95054

(408) 969-6600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gary L. Fischer

President, Chief Operating Officer and Chief Financial Officer

2231 Lawson Lane

Santa Clara, CA 95054

(408) 969-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Robert Suffoletta, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Fax: (650) 493-6811

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

On December 4, 2003, Integrated Silicon Solution, Inc. (the “Registrant”) filed a registration statement on Form S-3 (File No. 333-110931) (the “Registration Statement”) covering 6,900,000 shares of the Registrant’s Common Stock to be sold in an underwritten public offering, including 900,000 shares pursuant to a right granted to the underwriters to cover overallotments. On January 13, 2004, the Registrant filed Amendment No. 1 to the Registration Statement, increasing the aggregate number of shares to be sold in the underwritten public offering to 7,015,000, including an aggregate of 915,000 shares pursuant to the right granted to the underwriters to cover overallotments. On January 28, 2004, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective. The overallotment option relating to the 915,000 shares was not exercised by the underwriters in connection with the public offering. Accordingly the Registrant hereby seeks to de-register such shares.

The Registrant respectfully requests that the Commission remove from registration 915,000 shares which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement No. 333-110931 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 28, 2004.

INTEGRATED SILICON SOLUTION, INC

By:	/s/ Gary L. Fischer

Gary L. Fischer
President, Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement has been signed by the following persons on behalf of the Registrant on April 28, 2004:

Signature	Title

/s/ Jimmy S.M. Lee (Jimmy S.M. Lee)	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Gary L. Fischer (Gary L. Fischer)	President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lip-Bu Tan* (Lip-Bu Tan)	Director

/s/ Hide Tanigami* (Hide Tanigami)	Director

/s/ Chun Win Wong* (Chun Win Wong)	Director

/s/ Bruce A. Wooley* (Bruce A. Wooley)	Director

*By: /s/ Gary L. Fischer
(Gary L. Fischer, Attorney-in-fact)